Exhibit 99.2

Miller Energy Resources’ Alaska Reserves increase 48% to over $540 Million PV-10 (SEC) and to over $862 Million PV-10 (NYMEX)

HUNTSVILLE, TN – May 17, 2010. Miller Petroleum, Inc. dba Miller Energy Resources (“Miller Energy Resources”) (NasdaqGM: MILL) announced today that based upon a reserve report at April 30, 2010, the value of its proved, probable and possible Alaska oil and gas reserves has increased 48% to over $540 million using present value of future cash flows before income taxes and asset retirement obligations, discounted at 10% ("PV-10") and holding commodity prices constant throughout the lives of the properties as computed in accordance with the applicable rules of the Securities and Exchange Commission.  PV-10 is a non-GAAP financial measure and should not be considered as an alternative to standardized measure of discounted future net cash flows as defined under GAAP.

Miller Energy Resources also announced today that the value of its Alaska reserves had increased to over $862 million using present value of future cash flows before income taxes and asset retirement obligations as of April 30, 2010, discounted PV-10 and using a five year strip pricing scenario obtained from energy quotes retrieved from the April 30, 2010 as well as non-escalated costs of operations, i.e., prices and costs that were not escalated above current values (“NYMEX”).  PV-10 is a non-GAAP financial measure and should not be considered as an alternative to standardized measure of discounted future net cash flows as defined under GAAP.

The $233 million increase to $862 million in the value of the company's total reserves at fiscal year-end 2010 reflects an increase in both the quantity of reserves and value of the reserves in the company’s Alaska operation, Cook Inlet Energy, LLC (“Cook”).  Cook’s oil and gas reserves increased as a result of the company’s successful drilling program and an increase in market pricing.  Cook’s oil reserves increased by 6.4% and its natural gas reserves increased by 38.5% from their respective quantities on December 10, 2009, the date of the reserve report obtained in connection with Miller Energy’s acquisition of these assets.  In addition, the value of the company’s Alaska reserves increased due to a rise in pricing since December 10, 2009.

Miller further announced that it is completing an updated reserve analysis for its Tennessee operations and, while the results of that analysis are not yet complete, Miller is confident that these reserves will also show increases in size and valuation using an identical engineering process as was used to measure Miller’s Alaska reserves.  Miller expects to receive the Tennessee reserve analysis in two weeks.

Proved oil reserves in Alaska increased to 10.2 million barrels and total proved, probable and possible reserves increased to 17.5 million barrels.    Proved Alaska gas reserves were reported at 4.9 Bcf (billion cubic feet) and total proved, probable and possible reserves increased to 19.3 Bcf.  Total proved Alaska reserves increased to 11.1 BOEs and total proved, probable and possible Alaska reserves increased to 20.7 BOEs (barrel of oil equivalent).

“I am extremely pleased to report the results of our latest reserve report,” said Scott M. Boruff, Miller Energy Resources’ CEO.  “It is important to note that in an uncertain natural gas environment like the industry is experiencing today, we are strongly weighted towards oil, which will continue to serve us well.  In addition, we have positioned Miller to rapidly monetize these reserves as we continue to execute our ambitious business plan moving forward while adding value for our shareholders.”

In the SEC analysis of Miller’s Alaska reserves, the price per barrel of oil was $73.01 per barrel and the price of gas was $4.841 per mmBtu, kept constant over the life of the production.  In the NYMEX analysis, the pricing forecast per barrel for oil for years 2010 through 2014 for the new estimate was $90.83, $94.42, $95.65, $96.07 and $96.44, respectively, compared to the pricing forecast used as of December 10, 2009 for years 2010 through 2014 of $75.21, $77.89, $80.18, $81.94 and $83.68, respectively.  This showed an overall average increase in oil prices per barrel of 19% over the prior period.  The pricing forecast per mcf for gas for years 2010 through 2014 for the new estimate was $4.52, $5.44, $5.92, $6.21 and $6.49, respectively, compared to the pricing forecast used as of December 10, 2009 for years 2010 through 2014 of $5.65, $6.26, $6.44, $6.58 and $6.75, respectively.  This showed an overall average decrease in gas prices per mcf of 10% over the prior period’s analysis.

The reserve report on the company's Alaskan reserves as of April 30, 2010 was prepared by third party engineering consultants, Ralph E. Davis and Associates, Inc.

About Miller

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basins in North America.  Miller’s focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale.  Miller is headquartered in Huntsville, Tennessee with offices in Anchorage, Knoxville and New York City.  The company’s common stock is listed on The NASDAQ Stock Market under the symbol MILL.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions.  Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources and described in the forward-looking statements.  These risks, uncertainties and other factors include, but are not limited to, adverse general economic conditions, operating hazards, drilling risks, inherent uncertainties in interpreting engineering and geologic data, competition, reduced availability of drilling and other well services, fluctuations in oil and gas prices and prices for drilling and other well services, fluctuations in the US dollar and other currencies, the availability of sufficient capital to fund its anticipated growth, fluctuations in the prices of oil and gas, the competitive nature of its business environment, its dependence on a limited number of customers, its ability to comply with environmental regulations, changes in government regulations which could adversely impact its businesses well as other risks commonly associated with the exploration and development of oil and gas properties.  Additional information on these and other factors, which could affect Miller’s operations or financial results, are included in Miller Energy Resources’ reports on file with United States Securities and Exchange Commission.  Miller Energy Resources’ actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov).  All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release.  We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

For more information, please contact the following:

Robert L. Gaylor

SVP Investor Relations

Miller Energy Resources

3651 Baker Highway

P.O. Box 130

Huntsville, Tennessee 37756

Phone: 423-663-9457

Fax: 423-663-9461

bobby@millerenergyresources.com

Web Site: http://www.millerenergyresources.com